UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 9, 2018
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 9, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of InterDigital, Inc. (the "Company"), after considering information on total compensation for the Company’s executive officers, determined the following for William J. Merritt, President and Chief Executive Officer; Richard J. Brezski, Chief Financial Officer and Treasurer; and James J. Nolan, Executive Vice President, Products (each a “named executive officer" as set forth in the Company's most recently filed proxy statement): (i) annual base salaries for 2018 and (ii) target short-term incentive plan ("STIP") award levels for 2018. As previously disclosed, Scott A. McQuilkin, Senior Executive Vice President, Innovation, and Lawrence F. Shay, Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel, have announced their intention to retire from the Company effective April 1, 2018. Accordingly, the Committee did not make any determinations regarding 2018 salary or STIP participation with respect to these two named executive officers.
The table below sets forth the 2018 base salaries for each of Messrs. Merritt, Brezski and Nolan:

Named Executive Officer	2018 Base Salary
William J. Merritt	$620,000
Richard J. Brezski	$396,550
James J. Nolan	$396,550

Set forth in the table below are the target levels for the 2018 STIP for each such named executive officer:

Named Executive Officer	Target 2018 STIP Level (percentage of 2018 base salary)
William J. Merritt	100%
Richard J. Brezski	75%
James J. Nolan	75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer and Corporate Secretary

Date: March 13, 2018